Exhibit 99.1

Boston Scientific Announces Pricing of €2.0 Billion of Senior Notes
MARLBOROUGH, Mass., February 22, 2024 – Boston Scientific Corporation (the “Company”) (NYSE: BSX) today announced that American Medical Systems Europe B.V., its wholly owned finance subsidiary, has priced a public offering of €750,000,000 aggregate principal amount of 3.375% notes due 2029 and €1,250,000,000 aggregate principal amount of 3.500% notes due 2032 (collectively, the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company. The offering is being made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission.

The offering is expected to close on February 27, 2024, subject to customary closing conditions. The Company intends to use the net proceeds from the offering, together with borrowings under its commercial paper program and cash on hand, to finance the purchase price of the Company’s previously announced agreement to acquire Axonics, Inc. and to pay related fees and expenses and, to the extent that the net proceeds from the offering of the Notes are not used for such purposes, to fund the repayment at maturity of the Company’s 3.450% senior notes due March 2024 and to pay accrued and unpaid interest with respect to such notes, and for general corporate purposes.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made by means of a prospectus and related preliminary prospectus supplement only, copies of which or information concerning this offering may be obtained by contacting the joint book-running managers: Barclays Bank PLC, toll-free at 1-888-603-5847; Citigroup Global Markets Europe AG, toll-free at 1-800-831-9146; or Société Générale, toll-free at 1-855-881-2108.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the proposed offering and intended use of proceeds. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions and the market acceptance of those products; market competition for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals and commitments; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACTS:
Emily Anderson
Media Relations
(617) 515-2000 (office)
Emily.Anderson2@bsci.com

Lauren Tengler
Investor Relations
(508) 683-4479
BSXInvestorRelations@bsci.com